Exhibit 99.1
VOXX INTERNATIONAL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2017, Voxx International Corporation ("Voxx" or "the Company") closed the previously announced sale of Hirschmann Car Communication GmbH and its worldwide subsidiaries ("Hirschmann") pursuant to a Sale and Purchase Agreement, dated as of June 25, 2017 (the "Sale and Purchase Agreement") with a subsidiary of TE Connectivity Ltd (the "Purchaser"). The consideration received by the Company was approximately 149.0 million Euro, or $170.0 based on the terms of the sale and forward contracts at an average U.S. dollar exchange rate of approximately 1.14. The purchase price, at the exchange rate on the date of closing approximated $177.0 and is subject to adjustment based upon the final working capital.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Sale and Purchase Agreement, a copy of which will be filed as an exhibit to Voxx's Form 10-Q for the Company's second fiscal quarter ended August 31, 2017.

The following unaudited pro forma consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited pro forma consolidated financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would be for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition, that are factually supportable and with respect to the pro forma statements of operations and comprehensive income (loss), that are expected to have a continuing impact. Consequently, the Company was not permitted within the consolidated financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result, such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company. Additionally, the unaudited pro forma consolidated statements of operations and comprehensive income (loss) do not include costs associated with selling Hirschmann. The pro forma adjustments are described in the notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements have been prepared for informational purposes and to assist in the analysis of the Company’s sale of Hirschmann to the Purchaser. This information should be read together with the historical consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended February 28, 2017 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2017.

The unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the three months ended May 31, 2017 and the years ended February 28, 2017, February 29, 2016 and February 28, 2015, assume the sale occurred on March 1, 2014. The unaudited pro forma consolidated balance sheet as of May 31, 2017, assumes the sale occurred on May 31, 2017. The unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances. Hirschmann's historical operation, for current and prior periods, including the gain on sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company's Quarterly Report on Form 10-Q for the three and six months ended August 31, 2017.

VOXX International Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At May 31, 2017
(In thousands)
	Voxx Historical	Pro Forma Adjustments (a)		Voxx Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,060	$171,552		$179,612
Accounts receivable, net	89,888	(12,189)		77,699
Inventory, net	165,409	(34,161)		131,248
Receivables from vendors	831	(42)		789
Prepaid expenses and other current assets	29,181	(8,312)		20,869
Income tax receivable	1,682	—		1,682
Total current assets	295,051	116,848		411,899
Investment securities	9,748	—		9,748
Equity investments	21,216	—		21,216
Property, plant and equipment, net	85,182	(18,839)		66,343
Goodwill	105,799	(51,893)		53,906
Intangible assets, net	175,732	(22,042)		153,690
Deferred income taxes	23	—		23
Other assets	1,624	—		1,624
Total assets	$694,375	$24,074		$718,449
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$71,669	$(16,388)		$55,281
Accrued expenses and other current liabilities	54,924	(1,603)	(b)	53,321
Income taxes payable	1,369	13,712	(c)	15,081
Accrued sales incentives	12,078	—		12,078
Current portion of long-term debt	10,420	(997)		9,423
Total current liabilities	150,460	(5,276)		145,184
Long-term debt, net of debt issuance costs	102,296	—		102,296
Capital lease obligation	2,792	(1,874)		918
Deferred compensation	3,868	(400)		3,468
Deferred income tax liabilities	27,773	(4,277)		23,496
Other tax liabilities	3,244	—		3,244
Other long-term liabilities	10,946	(8,747)		2,199
Total liabilities	301,379	(20,574)		280,805
Total stockholders' equity	392,996	44,648		437,644
Total liabilities and stockholders' equity	$694,375	$24,074		$718,449

VOXX International Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Income
For the Three Months Ended May 31, 2017
(In thousands, except share and per share data)
	Voxx Historical	Pro Forma Adjustments (d)		Voxx Pro Forma
Net sales	$159,103	$(44,248)		$114,855
Cost of sales	115,364	(30,641)		84,723
Gross profit	43,739	(13,607)		30,132

Operating expenses:
Selling	13,792	(1,382)		12,410
General and administrative	27,192	(6,989)		20,203
Engineering and technical support	10,594	(3,939)		6,655
Total operating expenses	51,578	(12,310)		39,268
Operating loss	(7,839)	(1,297)		(9,136)

Other income (expense):
Interest and bank charges	(1,913)	118		(1,795)
Equity in income of equity investees	1,803	—		1,803
Other, net	(1,020)	16		(1,004)
Total other expense, net	(1,130)	134		(996)

Loss before income taxes	(8,969)	(1,163)		(10,132)
Income tax benefit	(4,063)	(3,391)	(c)	(7,454)
Net loss	(4,906)	2,228		(2,678)
Less: net loss attributable to non-controlling interest	(1,875)	—		(1,875)
Net loss attributable to Voxx International Corporation	$(3,031)	$2,228		$(803)

Other comprehensive income (loss):
Foreign currency translation adjustments	7,359	(78)		7,281
Derivatives designated for hedging	(1,052)	(355)		(1,407)
Pension plan adjustments	(120)	(96)		(216)
Unrealized holding loss on available-for-sale investment securities, net of tax	(4)	—		(4)
Other comprehensive income, net of tax	6,183	(529)		5,654
Comprehensive income attributable to VOXX International Corporation	$3,152	$1,699		$4,851

Net loss per common share attributable to VOXX International Corporation (basic)	$(0.13)			$(0.03)

Net loss per common share attributable to VOXX International Corporation (diluted)	$(0.13)			$(0.03)

Weighted-average common shares outstanding (basic)	24,160,324			24,160,324
Weighted-average common shares outstanding (diluted)	24,160,324			24,160,324

VOXX International Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Income (Loss)
For the Year Ended February 28, 2017
(In thousands, except share and per share data)
	Voxx Historical	Pro Forma Adjustments (d)		Voxx Pro Forma
Net sales	$681,042	$(166,513)		$514,529
Cost of sales	479,527	(109,027)		370,500
Gross profit	201,515	(57,486)		144,029

Operating expenses:
Selling	48,205	(5,096)		43,109
General and administrative	107,882	(28,291)		79,591
Engineering and technical support	45,600	(16,082)		29,518
Total operating expenses	201,687	(49,469)		152,218
Operating loss	(172)	(8,017)		(8,189)

Other income (expense):
Interest and bank charges	(7,488)	541		(6,947)
Equity in income of equity investees	6,797	—		6,797
Venezuela currency devaluation, net	(8)	—		(8)
Other, net	(572)	89		(483)
Total other expense, net	(1,271)	630		(641)

Loss before income taxes	(1,443)	(7,387)		(8,830)
Income tax expense	1,759	(1,370)	(c)	389
Net loss	(3,202)	(6,017)		(9,219)
Less: net loss attributable to non-controlling interest	(7,624)	—		(7,624)
Net income (loss) attributable to Voxx International Corporation	$4,422	$(6,017)		$(1,595)

Other comprehensive income (loss):
Foreign currency translation adjustments	(3,194)	(41)		(3,235)
Derivatives designated for hedging	210	(236)		(26)
Pension plan adjustments	(180)	(148)		(328)
Unrealized holding loss on available-for-sale investment securities, net of tax	(17)	—		(17)
Other comprehensive loss, net of tax	(3,181)	(425)		(3,606)
Comprehensive income (loss) attributable to VOXX International Corporation	$1,241	$(6,442)		$(5,201)

Net income (loss) per common share attributable to VOXX International Corporation (basic)	$0.18			$(0.07)

Net income (loss) per common share attributable to VOXX International Corporation (diluted)	$0.18			$(0.07)

Weighted-average common shares outstanding (basic)	24,160,324			24,160,324
Weighted-average common shares outstanding (diluted)	24,240,310			24,240,310

VOXX International Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss
For the Year Ended February 29, 2016
(In thousands, except share and per share data)
	Voxx Historical	Pro Forma Adjustments (d)		Voxx Pro Forma
Net sales	$680,746	$(150,540)		$530,206
Cost of sales	485,061	(98,391)		386,670
Gross profit	195,685	(52,149)		143,536

Operating expenses:
Selling	48,513	(4,937)		43,576
General and administrative	111,382	(27,175)		84,207
Engineering and technical support	37,490	(14,567)		22,923
Intangible asset impairment charges	9,070	—		9,070
Acquisition costs	800	—		800
Total operating expenses	207,255	(46,679)		160,576
Operating loss	(11,570)	(5,470)		(17,040)

Other income (expense):
Interest and bank charges	(8,075)	581		(7,494)
Equity in income of equity investees	6,538	—		6,538
Venezuela currency devaluation, net	(2)	—		(2)
Gain on bargain purchase	4,679	—		4,679
Other, net	632	(44)		588
Total other income, net	3,772	537		4,309

Loss before income taxes	(7,798)	(4,933)		(12,731)
Income tax benefit	(1,735)	(616)	(c)	(2,351)
Net loss	(6,063)	(4,317)		(10,380)

Less: net loss attributable to non-controlling interest	(3,381)	—		(3,381)
Net loss attributable to Voxx International Corporation	$(2,682)	$(4,317)		$(6,999)

Other comprehensive income (loss):
Foreign currency translation adjustments	(5,702)	(12)		(5,714)
Derivatives designated for hedging	(2,440)	(807)		(3,247)
Pension plan adjustments	640	569		1,209
Unrealized holding loss on available-for-sale investment securities, net of tax	20	—		20
Other comprehensive loss, net of tax	(7,482)	(250)		(7,732)
Comprehensive loss attributable to VOXX International Corporation	$(10,164)	$(4,567)		$(14,731)

Net loss per common share attributable to VOXX International Corporation (basic)	$(0.11)			$(0.29)

Net loss per common share attributable to VOXX International Corporation (diluted)	$(0.11)			$(0.29)

Weighted-average common shares outstanding (basic)	24,172,710			24,172,710
Weighted-average common shares outstanding (diluted)	24,172,710			24,172,710

VOXX International Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss
For the Year Ended February 28, 2015
(In thousands, except share and per share data)
	Voxx Historical	Pro Forma Adjustments (d)		Voxx Pro Forma
Net sales	$757,498	$(172,138)		$585,360
Cost of sales	533,628	(106,957)		426,671
Gross profit	223,870	(65,181)		158,689

Operating expenses:
Selling	54,136	(6,169)		47,967
General and administrative	114,849	(32,206)		82,643
Engineering and technical support	37,157	(18,818)		18,339
Restructuring expense	1,134	—		1,134
Total operating expenses	207,276	(57,193)		150,083
Operating income	16,594	(7,988)		8,606

Other income (expense):
Interest and bank charges	(6,851)	272		(6,579)
Equity in income of equity investees	5,866	—		5,866
Venezuela currency devaluation, net	(7,104)	—		(7,104)
Impairment of Venezuela investment properties	(9,304)	—		(9,304)
Other, net	1,495	(489)		1,006
Total other expense, net	(15,898)	(217)		(16,115)

Income (loss) before income taxes	696	(8,205)		(7,509)
Income tax expense (benefit)	1,638	(2,504)	(c)	(866)
Net loss	$(942)	$(5,701)		$(6,643)

Other comprehensive income (loss):
Foreign currency translation adjustments	(33,170)	787		(32,383)
Derivatives designated for hedging	3,258	1,229		4,487
Pension plan adjustments	(1,423)	(1,073)		(2,496)
Unrealized holding loss on available-for-sale investment securities, net of tax	(27)	—		(27)
Other comprehensive loss, net of tax	(31,362)	943		(30,419)
Comprehensive loss	$(32,304)	$(4,758)		$(37,062)

Net loss per common share (basic)	$(0.04)			$(0.27)

Net loss per common share attributable (diluted)	$(0.04)			$(0.27)

Weighted-average common shares outstanding (basic)	24,330,361			24,330,361
Weighted-average common shares outstanding (diluted)	24,330,361			24,330,361

VOXX International Corporation
Notes to the Unaudited Pro Forma Consolidated Financial Statements
(In thousands, except per share amounts)

1.	Description of Transaction

On August 31, 2017, VOXX International Corporation ("Voxx" or "the Company") closed the previously announced sale of Hirschmann Car Communications GmbH and its worldwide subsidiaries ("Hirschmann") pursuant to a Sale and Purchase Agreement, dated as of June 25, 2017 (the "Sale and Purchase Agreement") with a subsidiary of TE Connectivity Ltd. The proceeds received by the Company were approximately 149.0 million Euro, or $177.0, based on the exchange rate at August 31, 2017 before the effect of forward contracts used to hedge the transaction which are not included in the pro forma adjustments below. The purchase price is subject to adjustment based upon the final working capital.

2. Pro Forma Adjustments

a.) These adjustments reflect proceeds of 149.0 million Euro or $177.0 (in cash, based on the exchange rate at August 31, 2017) from the sale, net of preliminary working capital adjustments, derecognition of the related assets and liabilities of Hirschmann, and the related after-tax estimated gain on sale. The estimated gain on sale is taxed using a statutory tax rate of 37%, which includes federal and state income taxes. The amount of estimated taxes payable on the gain may differ from the taxes payable computed using the statutory rate of 37%, as the taxes payable may be offset by certain net operating loss and tax credit carryforwards. The estimated gain on sale has not been included in the unaudited pro forma consolidated statements of operations and comprehensive income (loss) as it is considered to be non-recurring in nature. The actual gain may differ materially from the amount reflected in this proforma based on the carrying values of Hirschmann's net assets as of the date of closing, final working capital adjustments and other factors.
b.) This adjustment includes the expectation of non-recurring costs in connection with the sale. These amounts are for investment advisory, consulting and legal fees.
c.) These adjustments represent the estimated income tax effects of proforma adjustments, which are calculated using the jurisdictional statutory rates in effect for the periods presented based on the Company's tax position in each year.
d.) These adjustments eliminate the historical revenue and operating expenses directly attributable to the Hirschmann operation. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.